Exhibit 99.2

Pro Forma Combined Financial Information

Background Information Regarding Pro Forma Combined Financial Statements

On February 27, 2015 (the “Closing Date”), RMR Industrials, Inc., a Nevada corporation (the “Company” or “RMRI”), entered into and consummated a merger transaction pursuant to an Agreement and Plan of Merger dated February 27, 2015 (the “Merger Agreement”) by and among the Company, OLYB Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and RMR IP, Inc., a Nevada corporation (“RMR IP”). In accordance with the terms of Merger Agreement, on the Closing Date, Merger Sub merged with and into RMR IP (the “Merger”), with RMR IP surviving the Merger as our wholly owned subsidiary. As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock of RMR IP was cancelled automatically and the holders thereof became entitled to receive an aggregate of 35,785,858 shares of Class A Common Stock of the Company and an aggregate of 8,614,142 shares of Class B Common Stock of the Company. That number of shares was negotiated and agreed to by the Company and RMR IP prior to entering into the Merger Agreement.

 Immediately prior to the Merger, the Company had 7,530,000 shares of Class B Common Stock issued and outstanding. After the Merger, the Company will have 35,785,858 shares of Class A Common Stock 16,144,142 shares of Class B Common Stock issued and outstanding.

The acquisition of RMR IP by RMRI has been accounted for as an acquisition of RMR IP by RMRI under the reverse acquisition method for business combinations, with RMR IP being the accounting acquirer. Consequently, the consolidated financial statements of RMRI represent a continuation of the financial statements of RMR IP, subject to adjustment as set forth in ASC 805-40-45-1.

The following unaudited pro forma combined balance sheet and statement of operations reflect the combination of RMR Industrials and RMR IP. The unaudited pro forma combined financial statements have been derived from historical financial statements of both RMR Industrials and RMR IP. The unaudited pro forma combined balance sheet as of January 31, 2015 was prepared as if the Merger had occurred on the balance sheet date. The unaudited pro forma combined statement of operations were prepared as if the Merger had occurred on the first day of the period presented.

In the opinion of management, all adjustments necessary to present fairly the pro forma combined balance sheet and statement of operations have been made based on the terms and structure of the Merger. The unaudited pro forma combined statement of operations are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the results of future operations of RMR Industrials and RMR IP. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and historical financial statements and notes to the financial statements of RMR Industrials and RMR IP.

Pro Forma Combined Balance Sheets

(Unaudited)

			Proforma Adjustment	Proforma
	RMRI	RMR IP	Effect of	Consolidated
	December 31, 2014	January 31, 2015	Share Exchange	January 31, 2015
			(A)

Cash	$-	$1,767	$-	$1,767
Other current assets	-	-	-	-
Total current assets	-	1,767	-	1,767

Intangible assets, net	-	12,463	-	12,463
Total assets	$-	$14,230	$-	$14,230

Accounts payable, related party	$-	$174,984	$-	$174,984
Accrued liabilities, related party	743	245,000	-	245,743
Total liabilities	743	419,984	-	420,727

Common stock	7,530	4,440	39,960	51,930
Common stock subscribed	-	(3,031)	-	(3,031)
Additional paid in capital	72,838	358	(121,071)	(47,875)
Accumulated deficit	(81,111)	(407,521)	81,111	(407,521)
Total liabilities and shareholders' deficit	$-	$14,230	$-	$14,230

(A)	The adjustment reflects the impact of the Merger Agreement which combines RMR Industrials and RMR IP and exchanges into common shares of RMR Industrials.

Pro Forma Combined Statement of Operations

(Unaudited)

	RMRI	RMR IP
	Three months ended	October 15, 2014 (inception)	Proforma
	December 31, 2014	to January 31, 2015	Combined

Revenue	$-	$-	$-
Cost of goods sold	-	-	-
Gross profit	-	-	-

Selling, general and administrative	21,792	407,521	429,313
Operating loss	(21,792)	(407,521)	(429,313)

Other income and expense	-	-	-
Net loss	$(21,792)	$(407,521)	$(429,313)

Loss per share - basic and diluted	$(0.00)	$(0.50)	$(0.05)

Weighted average shares outstanding	7,530,000	822,222	8,352,222